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                                                                    Exhibit 23.1


               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882, No. 333-25595,
No. 333-88655, No. 333-75003, No. 333-30030, No. 333-55812 and No. 333-85526) of
BankUnited Financial Corporation ("BankUnited") of our report dated October 28, 2002 and April 4, 2002 relating to the financial statements of BankUnited, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
December 26, 2002